Exhibit 99.2

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INTERNEURON PHARMACEUTICALS, INC.”, CHANGING ITS NAME FROM “INTERNEURON PHARMACEUTICALS, INC.” TO “INDEVUS PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2002, AT 3 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2222581 8100 [NOTARY SEAL]	/S/ HARRIET SMITH WINDSOR
020211429	Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 1698849 DATE: 04-02-02

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATION

FILED 03:00 PM 04/02/2002

020211429 – 2222581

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

OF INTERNEURON PHARMACEUTICALS, INC.

The undersigned, being the President of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST:	The name of the Corporation is Interneuron Pharmaceuticals, Inc.

SECOND:	The Corporation hereby amends the Restated Certificate of Incorporation, as amended (the “Restated Certificate”) as follows:

Article FIRST of the Restated Certificate is hereby deleted in its entirety and amended to read as follows:

“The name of the Corporation is Indevus Pharmaceuticals, Inc.”

Article FOURTH, Section (B)(6)(d) of the Restated Certificate is hereby deleted in its entirety and the remaining subsections of Section (B)(6) shall be renumbered accordingly.

THIRD:	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 2nd day of April, 2002.

INTERNEURON PHARMACEUTICALS, INC.

By:	/S/ GLENN L. COOPER

Glenn L. Cooper, President Chief Executive Officer and Chairman of the Board

ATTEST:

/S/ JILL COHEN

Jill M. Cohen, Secretary